Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Micro Cap Fund, Scudder 21st Century Growth Fund and Scudder Small Coompany Value Fund (the "Funds") was held on October 27, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1.    To elect Trustees.

                                                   Number of Votes:
                                                   ----------------

                     Trustee                For                      Withheld
                     -------                ---                      --------

        Paul Bancroft III                3,275,347                   141,869

        Sheryle J. Bolton                3,272,385                   141,831

        William T. Burgin                3,275,074                   142,142

        Thomas J. Devine                 3,271,628                   145,588

        Keith R. Fox                     3,276,662                   140,554

        William H. Luers                 3,271,606                   145,610

        Wilson Nolen                     3,273,904                   143,312

        Daniel Pierce                    3,273,730                   143,486

        Kathryn L. Quirk                 3,269,606                   147,610

2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

         For           Against         Abstain         Broker Non-Votes*
         ---           -------         -------         -----------------

      3,190,323        139,299          87,594               23,223

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

          For           Against         Abstain      Broker Non-Votes*
          ---           -------         -------      -----------------

      2,990,885        289,621         113,487            23,223


                          32 - Scudder Micro Cap Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For           Against         Abstain       Broker Non-Votes*
         ---           -------         -------       -----------------

      3,126,928        209,433         133,052             19,402

5. To approve the revision of certain fundamental investment policies.


                                                                      Number of Votes:
                                                                      ----------------
                                                                                                     Broker
             Fundamental Policies                 For             Against          Abstain         Non-Votes*
             --------------------                 ---             -------          -------         ---------

         5.1   Diversification                 3,076,088          209,588          108,317           23,223
         5.2   Borrowing                       3,060,857          224,612          108,524           23,223
         5.3   Senior securities               3,071,576          213,846          108,571           23,223
         5.4   Concentration                   3,074,126          211,550          108,317           23,223
         5.5   Underwriting of securities      3,074,106          210,008          109,879           23,223
         5.6   Investment in real estate       3,071,886          194,355          127,752           23,223
         5.7   Purchase of physical
               commodities                     3,063,735          201,520          128,738           23,223
         5.8   Lending                         3,069,372          196,377          128,244           23,223

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

          For                      Against                    Abstain
          ---                      -------                    -------

       3,267,886                    57,829                     91,501

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                          33 - Scudder Micro Cap Fund